                                                                   Exhibit 99.1


                          HOU-TEX METALS COMPANY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1996

                          HOU-TEX METALS COMPANY, INC.


                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                            June 30,    September 30,   September 30,
                                                              1996           1995           1994
                                                              ----           ----           ----
                        Assets
Current assets:
   Cash and cash equivalents                                 $  547         $   31        $  116
   Securities available for sale                                164            128            15
   Accounts receivable, net of a $121
     reserve in 1996                                          2,440            254           333
   Inventories                                                3,837          4,434         1,460
   Prepaid expenses                                              31
   Employee advances                                             33             26             5
   Deferred income taxes                                         56              8             7
                                                             ------         ------        ------
        Total current assets                                  7,108          4,881         1,936
Property and equipment, net                                   2,341          2,286         2,072
Due from stockholders                                           101             94            82
Other assets                                                    174            171           153
                                                             ------         ------        ------

        Total assets                                         $9,724         $7,432        $4,243
                                                             ======         ======        ======

         Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt                         $4,914         $3,447        $1,115
   Accounts payable and accrued expenses                      1,141          1,406           862
   Income taxes payable                                         553             78            46
                                                             ------         ------        ------
        Total current liabilities                             6,608          4,931         2,023
Long-term debt                                                  852          1,082         1,095
Deferred income taxes                                           362            370           317
Minority interest                                                 4             13            23
                                                             ------         ------        ------
        Total liabilities                                     7,826          6,396         3,458
                                                             ======         ======        ======
Commitments and contingencies (Note 7)
Stockholders= equity:
   Common stock, $1 par; 100,000 shares
     authorized, 20,000 shares issued and
     outstanding                                                 20             20            20
   Retained earnings                                          1,916          1,031           765
   Unrealized loss on securities                                (38)           (15)
                                                             ------         ------        ------
        Total stockholders' equity                            1,898          1,036           785
                                                             ------         ------        ------

        Total liabilities and stockholders' equity           $9,724         $7,432        $4,243
                                                             ======         ======        ======

         The accompanying notes are an integral part of this statement.

                          HOU-TEX METALS COMPANY, INC.


                        CONSOLIDATED STATEMENT OF INCOME
                                 (IN THOUSANDS)



                                                             Nine months
                                                                ended            Year ended         Year ended
                                                              June 30,          September 30,      September 30,
                                                                1996                1995               1994
                                                                ----                ----               ----
Revenues                                                     $17,223              $13,324             $11,468
                                                             -------              -------             -------
Costs and expenses:
   Cost of sales and other operating expenses                 12,027                7,668               6,108
   Selling, general and administrative expenses                3,175                4,682               4,678
   Depreciation and amortization                                 292                  350                 237
                                                             -------              -------             -------
                                                              15,494               12,700              11,023
                                                             -------              -------             -------
Income from operations                                         1,729                  624                 445
Other income (expense):
   Interest income                                                 3                   29                  24
   Interest expense                                             (294)                (223)                (71)
   Other                                                          19                   26                  18
   Minority interest in (income) loss of
     consolidated subsidiary                                       5                                      (17)
                                                             -------              -------             -------
Income before income taxes                                     1,462                  456                 399
Income tax provision                                             577                  190                 132
                                                             -------              -------             -------

Net income                                                   $   885              $   266             $   267
                                                             =======              =======             =======

         The accompanying notes are an integral part of this statement.

                          HOU-TEX METALS COMPANY, INC.


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                               Unrealized
                                            Common stock         Retained       loss on
                                        Shares       Amount      earnings      securities     Total
                                        ------       ------      --------      ----------     -----
Balance, October 1, 1993                20,000       $20         $  498                       $  518

Net income                                                          267                          267
                                        ------       ---         ------                       ------

Balance, September 30, 1994             20,000        20            765                          785

Unrealized holding loss                                                          $(15)           (15)

Net income                                                          266                          266
                                        ------       ---         ------          ----         ------

Balance, September 30, 1995             20,000        20          1,031           (15)         1,036

Unrealized holding loss                                                           (23)          (23)

Net income                                                          885                          885
                                        ------       ---         ------         -----         ------

Balance, June 30, 1996                  20,000       $20         $1,916          $(38)        $1,898
                                        ======       ===         ======         =====         ======

         The accompanying notes are an integral part of this statement.

                          HOU-TEX METALS COMPANY, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                      Nine months
                                                         ended        Year ended    Year ended
                                                        June 30,     September 30, September 30,
                                                          1996           1995          1994
                                                          ----           ----          ----
Operating activities:
   Net income                                           $   885        $   266        $   267
   Adjustments to reconcile net income to
     cash provided by (used in) operating
     activities:
      Depreciation and amortization                         292            350            237
      Deferred income taxes                                 (56)            52             78
      Gain on sale of assets                                               (43)           (17)
      Reserve for tonnage variances                         121
      Unrealized gain on securities                                                       (21)
      Minority interest in (income) loss of
        consolidated subsidiary                              (5)                           17
      (Increase) decrease in current assets:
        Accounts receivable                              (2,307)            79            (45)
        Inventories                                         597         (3,036)          (528)
        Prepaid expenses                                    (31)             7
        Employee advances                                    (7)           (21)           (13)
        Other assets                                         (3)           (18)            11
      Increase (decrease) in current liabilities:
        Accounts payable and accrued expenses              (265)           544            272
        Income taxes payable                                475             32             43
                                                        -------        -------        -------
           Net cash provided by (used in)
             operating activities                          (304)        (1,795)           308
                                                        -------        -------        -------
Investing activities:
   Purchase of property and equipment                      (347)          (523)        (1,726)
   Proceeds from sale of property and equipment                             62             39
   Purchases of securities                                  (59)          (143)          (117)
   Proceeds from sale of securities                                         17            185
   Due from stockholders                                     (7)           (12)            86
                                                        -------        -------        -------
           Net cash used in investing activities           (413)          (599)        (1,533)
                                                        -------        -------        -------
Financing activities:
   Proceeds from borrowings from bank                     1,500          2,692          1,535
   Repayments of borrowings from bank                      (223)          (213)          (189)
   Payments on capital lease obligations                    (40)          (160)           (93)
   Distributions to minority interest                        (4)           (10)            (9)
                                                        -------        -------        -------
           Net cash provided by
             financing activities                         1,233          2,309          1,244
                                                        -------        -------        -------
Net increase (decrease) in cash and cash
  equivalents                                               516            (85)            19
Cash and cash equivalents, beginning of period               31            116             97
                                                        -------        -------        -------

Cash and cash equivalents, end of period                $   547        $    31        $   116
                                                        =======        =======        =======

Supplemental schedule of cash flow information:
  Cash paid during the period for:
      Interest                                          $   316        $   193        $    70
      Income taxes                                          183             67              2

         The accompanying notes are an integral part of this statement.

                          HOU-TEX METALS COMPANY, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (ALL DOLLAR AMOUNTS IN THOUSANDS)



NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

Hou-Tex Metals Company, Inc. (the Company) is engaged in the dismantling, processing, marketing, brokering and recycling of ferrous and nonferrous metals. These services are provided through its location in Houston, Texas, on property which has barge access to the Houston Ship Channel.

Consolidated financial statements

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fiscal year

The Company's fiscal year ends on September 30.

Uses of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Cash equivalents

Highly liquid investments with original maturities of three months or less are classified as cash equivalents.

Accounts receivable

Accounts receivable represent amounts due from customers on product sales. An allowance for doubtful accounts has not been provided as losses are not anticipated on the realization of the accounts receivable. A reserve for tonnage variances has been provided at June 30, 1996 to account for differences in shipment weights which are settled on a quarterly basis.

Inventories

Inventories consist of ferrous, nonferrous, pipe and other material and are carried at the lower of first-in, first-out cost or market.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Major renewals and improvements are capitalized while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over estimated useful lives of 31.5 to 39 years for buildings and improvements, 5 to 7 years for equipment, furniture and fixtures and 3 to 5 years for vehicles. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in results of operations.

Revenue recognition

The Company recognizes revenue when title passes to the customer, which generally occurs at the time of shipment.

Income taxes

The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the liability method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Investment securities

As of October 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS 115), Accounting for Certain Investments in Debt and Equity Securities. In accordance with SFAS 115, prior year's financial statements have not been restated to reflect the change in accounting method. Under this statement, the Company's marketable securities have been classified as available for sale and are recorded at current market value with an offsetting adjustment to stockholders' equity. The adoption of this statement did not have a significant effect on the Company's consolidated financial position. At September 30, 1994, marketable securities were carried at the lower of cost or market.

Major customers and concentration of credit risk

Three customers represented 83%, 86% and 78% of revenues for the nine months ended June 30, 1996 and the years ended September 30, 1995 and 1994, respectively. These customers comprised approximately 90%, 78% and 80% of accounts receivable at June 30, 1996, September 30, 1995 and September 30, 1994, respectively. No other customer comprised more than 10% of total sales for any period or more than 10% of accounts receivable for any period presented.

Financial instruments that potentially subject the Company to significant concentration of credit risk are primarily trade accounts receivable. The Company sells its products primarily to scrap metal brokers and steel mills located in the southwestern region of the United States. Generally, the Company does not require collateral or other security to support customer receivables. Historically, the Company has not experienced material losses from the noncollection of receivables.

NOTE 2 - INVENTORIES:

Inventories consist of the following:

                                      June 30,        September 30,       September 30,
                                        1996              1995                1994
                                        ----              ----                ----
Ferrous material                      $1,509             $2,260              $  910
Nonferrous material                      851                457                 227
Pipe                                   1,477              1,717                 323
                                      ------             ------              ------

                                      $3,837             $4,434              $1,460
                                      ======             ======              ======


The Company engages in the formal consignment of inventory with a steel mill, primarily during the fourth quarter of each fiscal year. Consigned inventory totaled $2,153 and $944 at September 30, 1995 and September 30, 1994, respectively. There was no consigned inventory at June 30, 1996.

NOTE 3 - PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                       June 30,          September 30,       September 30,
                                         1996                1995                1994
                                         ----                ----                ----
Machinery and equipment               $ 3,982             $ 3,809            $ 3,483
Land and improvements                     797                 797                780
Buildings and improvements                389                 382                366
Vehicles                                  980                 813                685
Furniture and fixtures                     65                  65                 41
                                      -------             -------            -------
                                        6,213               5,866              5,355
Less - accumulated depreciation        (3,872)             (3,580)            (3,283)
                                      -------             -------            -------

                                      $ 2,341             $ 2,286            $ 2,072
                                      =======             =======            =======

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following:

                                     June 30,          September 30,     September 30,
                                       1996                1995              1994
                                       ----                ----              ----
Trade accounts payable                $  783              $  878             $649
Accrued liabilities                      358                 528              213
                                      ------              ------             ----

                                      $1,141              $1,406             $862
                                      ======              ======             ====


NOTE 5 - LONG-TERM DEBT:

In March 1992, the Company entered into a $1,000 revolving line of credit with a commercial lender which was subsequently increased to $2,000, $3,500 and $6,000 as of September 30, 1994, September 30, 1995 and June 30, 1996, respectively. The line of credit matures June 30, 1997. Borrowings against the line of credit bear interest at prime plus 1% and are secured by the Company's accounts receivable and inventories. The Company is presently in default of its covenants related to its line of credit. Consequently, this debt is payable on demand.

The Company leases certain equipment under a capital lease agreement with an effective interest rate of 10 percent. Future minimum lease payments under these agreements are included in other long-term debt.

Long-term debt consists of the following:

                                                                   June 30,         September 30,     September 30,
                                                                     1996               1995              1994
                                                                     ----               ----              ----
Line of credit                                                   $ 4,600            $ 3,100           $   750

Mortgage note payable, interest at 9.1%,
payable in monthly instalments of $9 including
interest through June 30, 1999, secured by real
property                                                             839                918             1,024

Note payable in monthly instalments of $9,
plus interest at prime plus 1%, through
June 30, 1998, secured by vehicles and
equipment
                                                                     208                286

Mortgage note payable to stockholders,
interest at 10.475% payable in monthly
instalments of $4 including interest through
January 1, 1997, secured by real property                             23                 59                95

Other notes payable and capital leases
maturing at various dates through 1999,
interest at rates ranging from 6.9% to 9.5%,
secured by vehicles and land
                                                                      96                166               341
                                                                 -------            -------           -------
                                                                   5,766              4,529             2,210
Less - current portion                                            (4,914)            (3,447)           (1,115)
                                                                 -------            -------           -------

Total long-term debt                                             $   852            $ 1,082           $ 1,095
                                                                 =======            =======           =======


As of June 30, 1996, long-term debt is scheduled to mature during fiscal years ending September 30 as follows:

                           1996 (remainder)           $   70
                           1997                        4,897
                           1998                          195
                           1999                          604
                                                      ------

                                                      $5,766
                                                      ======

NOTE 6 - INCOME TAXES:

The provision for (benefit from) income taxes is as follows:

                                   Nine months
                                      ended        Year ended     Year ended
                                     June 30,     September 30,  September 30,
                                       1996           1995          1994
                                       ----           ----          ----
Current:
    Federal                           $ 618           $131          $ 54
    State                                15              7
                                      -----           ----          ----
                                        633            138            54
Deferred - primarily federal            (56)            52            78
                                      -----           ----          ----

           Total provision            $ 577           $190          $132
                                      =====           ====          ====


Deferred income tax assets (liabilities) consist of the following:

                                                   Nine months
                                                     ended        Year ended         Year ended
                                                    June 30,      September 30,      September 30,
                                                      1996              1995             1994
                                                      ----              ----             ----
Reserve for tonnage variance                         $  41
Accruals and other deferred tax assets                  78             $  29             $  27
                                                     -----             -----             -----
           Total deferred tax assets                   119                29                27
                                                     -----             -----             -----
Tax depreciation in excess of book                    (408)             (370)             (317)
Other deferred tax liabilities                         (17)              (21)              (20)
                                                     -----             -----             -----
           Total deferred tax liabilities             (425)             (391)             (337)
                                                     -----             -----             -----

           Net deferred tax liabilities              $(306)            $(362)            $(310)
                                                     =====             =====             =====


Income taxes have been provided based on the statutory graduated tax rates adjusted for items which are allowed as deductions for federal income tax reporting purposes but not for book purposes. The primary differences between the statutory rates and the Company's effective rates relate to nondeductible expenses and an alternative minimum tax credit carryforward.

NOTE 7 - COMMITMENTS AND CONTINGENCIES:

Leases

The Company leases vehicles and equipment under noncancelable operating lease agreements. The leases expire at various dates through January 1997. As of June 30, 1996, future minimum lease payments under these agreements were $14 and $8 for the three months ended September 30, 1996 and fiscal year ended September 30, 1997, respectively.

Rent expense totaled $14 for the nine months ended June 30, 1996, $14 for the year ended September 30, 1995 and $58 for the year ended September 30, 1994.

Litigation

The Company is party to various lawsuits and claims arising in the normal course of its business. In management's opinion, based on discussion with legal counsel, the ultimate disposition of these lawsuits and claims will not have a material adverse effect upon the Company's financial position or operations.

NOTE 8 - SUBSEQUENT EVENT:

Subsequent to June 30, 1996, the Company entered into a letter of intent to sell all of its stock to an unrelated third party. These financial statements make no provision for the outcome of this transaction.